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                                                                      EXHIBIT 21

                            SYBASE, INC. SUBSIDIARIES
                             (AS OF MARCH 26, 2001)


COMPANY NAME                                                  JURISDICTION OF FORMATION
-------------                                                 -------------------------
Sybase Argentina, S.A.                                        Argentina
Sybase Australia Pty Limited                                  New South Wales, Australia
Sybase BVBA/SPRL                                              Belgium
Sybase Brasil Software Limitada                               Brazil
Sybase Canada Limited                                         Canada
iAnywhere Solutions Canada Limited                            Ontario, Canada
Sybase Software (China) Co., Ltd.                             China
Sybase (Cyprus) Limited                                       Cyprus
Sybase ApS                                                    Denmark
Sybase France S.a.r.l.                                        France
Sybase GmbH                                                   Germany
Sybase China Limited                                          Hong Kong
Sybase Hong Kong Limited                                      Hong Kong
Sybase Hungary Limited                                        Hungary
P.T. Sybase Informatindo Indonesia                            Indonesia
Sybase Ireland Limited                                        Ireland
Sybase Italia S.r.l.                                          Italy
Powersoft K.K.                                                Japan
Sybase KK                                                     Japan
Sybase Europe Luxembourg S.a.r.l.                             Luxembourg
Sybase Luxembourg                                             Luxembourg
Sybase Software (Malaysia) Sdn Bhd                            Malaysia
Sybase Soluciones de Mexico, S. de R.L. de C.V.               Mexico
iAnywhere Solutions B.V.                                      Netherlands
Sybase Eastern Europe B.V.                                    Netherlands
Sybase Europe B.V.                                            Netherlands
Sybase Nederland B.V.                                         Netherlands
Sybase (N.Z.) Limited                                         New Zealand
Sybase Norge AS                                               Norway
Sybase Philippines, Inc.                                      Philippines
Sybase (Singapore) Pte Ltd.                                   Singapore
Sybase Korea, Ltd.                                            South Korea
Sybase Iberia, S.L.                                           Spain
Sybase Sverige AB                                             Sweden
Sybase (Schweiz) GmbH                                         Switzerland
Sybase Taiwan Co., Ltd.                                       Taiwan
Sybase (Thailand) Limited                                     Thailand
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
Sybase (UK) Limited                                           United Kingdom
Sybase International Limited                                  United Kingdom
Financial Fusion, Inc.                                        Delaware, USA
iAnywhere Solutions, Inc.                                     Delaware, USA
Neel Acquisition Corp.                                        Delaware, USA
Sybase Global, LLC                                            Delaware, USA
Sybase India, Ltd.                                            Delaware, USA
Sybase International Holdings Corporation                     Delaware, USA
Sybase Foreign Sales Corporation                              Virgin Islands, USA
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